Exhibit 99.B(d)(20)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Neuberger Berman Management LLC

As of December 14, 2009 and April 6, 2010

SEI INSTITUTIONAL INTERNATIONAL TRUST

International Equity Fund

Emerging Markets Equity Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Neuberger Berman Management LLC

As of December 14, 2009 and April 6, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

International Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional International Trust International Equity Fund and the average daily value of the Assets of any other international equity SEI mutual fund or account (each an “International Equity Fund”, collectively the “International Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.  Each International Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International Equity Funds managed by Sub-Adviser (as set forth below).

X.XX% per annum of the average daily value of the Assets on the first $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million

As of the effective date of this Schedule B the International Equity Funds are as follows:

•              SEI Institutional Investments Trust International Equity Fund;

•              SEI Institutional International Trust International Equity Fund; and

•              Canada EAFE Equity Fund

Emerging Markets Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional International Trust Emerging Markets Equity Fund and the average daily value of the Assets of any other emerging markets equity SEI mutual fund or account (each an “Emerging Markets Equity Fund”, collectively the “Emerging Markets Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.  Each Emerging Markets Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Emerging Markets Equity Funds managed by Sub-Adviser (as set forth below).

X.XX% per annum of the average daily value of the Assets on the first $XXX million

X.XX% per annum of the average daily value of the Assets over $XXX million

As of the effective date of this Schedule B the Emerging Markets Equity Funds are as follows:

•                  SEI Institutional Investments Trust Emerging Markets Equity Fund;

•                  SEI Institutional International Trust Emerging Markets Equity Fund;

•                  SEI Global Master Fund PLC The SEI Emerging Markets Equity Fund; and

•                  SEI Canada Emerging Markets Equity Fund

Agreed and Accepted:

SEI Investments Management Corporation	Neuberger Berman Management LLC

By:	By:

/s/ David F. McCann	/s/ Robert Conti

Name:	Name:

David F. McCann	Robert Conti

Title:	Title:

Vice President	MD